                                                                   Exhibit 10.11


                                                                  EXECUTION COPY




                       SETTLEMENT AND REJECTION AGREEMENT

         SETTLEMENT AND REJECTION AGREEMENT, dated as of March 13, 2003 (this "Agreement") among IPC ACQUISITION CORP., a Delaware corporation ("IPC Acquisition" and, together with its direct and indirect subsidiaries, the "IPC Entities" or "IPC"), GLOBAL CROSSING LTD., a Bermuda corporation ("GCL"), and GLOBAL CROSSING NORTH AMERICA HOLDINGS INC., a Delaware corporation ("GCNAH" and, together with GCL and their direct and indirect subsidiaries, each a "GC Entity" and, collectively, the "GC Entities" or "GC"). The aforementioned entities are sometimes referred to herein individually as a "Party" and collectively as "Parties."

         WHEREAS, IPC Acquisition and certain GC Entities and certain other parties entered into that certain Purchase Agreement (the "Purchase Agreement"), dated as of November 16, 2001, as amended by that certain Amendment to the Purchase Agreement, dated as of December 20, 2001 (the "Purchase Agreement Amendment" and, together with the Purchase Agreement, the "Amended Purchase Agreement");

         WHEREAS, certain IPC Entities, certain GC Entities and certain other parties entered into that certain Network Services, Channel Sales and Transitional Services Agreement (the "NCT Agreement"), dated as of December 20, 2001, as amended by that certain Amendment to the NCT Agreement, dated as of July 3, 2002 (the NCT Amendment and, together with the NCT Agreement, the "Amended NCT Agreement");

         WHEREAS, on January 28, 2002, GCL and its affiliated debtors filed chapter 11 cases under title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York ("Bankruptcy Court");

         WHEREAS, on December 26, 2002, the Bankruptcy Court confirmed a joint plan of reorganization for GCL and its affiliated debtors (the "Plan");

         WHEREAS, the Plan provides for the rejection of the Purchase Agreement;

         WHEREAS, IPC Acquisition has filed an objection to GCL's proposed rejection of the Purchase Agreement and to the confirmation of the Plan (the "Objection");

         WHEREAS, pursuant to the Stipulation, Agreement and Order among IPC Acquisition and GCL entered as an order of the Bankruptcy Court on December 5, 2002, IPC Acquisition withdrew the Objection to the extent it opposed confirmation of the Plan, and IPC Acquisition and GCL agreed that a separate hearing would be held on the Objection insofar as it opposed the rejection of the Purchase Agreement; and

         WHEREAS, in resolution of the Objection and certain other matters, the Parties have agreed to enter into this Agreement and the Second Amendment (as defined below);

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

         SECTION 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Amended Purchase Agreement or the Amended NCT Agreement, as applicable.

         SECTION 2. Effectiveness. Within two (2) business days following the execution of this Agreement, GC shall submit to the Bankruptcy Court a proposed order substantially in the form of Exhibit A attached hereto. This Agreement shall become effective (the "Effective Time") upon the earlier of (i) the first business day following the day this Agreement and the Second Amendment have been authorized and approved by the order of the Bankruptcy Court (but without any changes that would adversely affect the rights of the parties under this Agreement or the Second Amendment) (the "Order"), or (ii) the day immediately following the day upon which the Plan becomes effective in accordance with its terms; provided that, if such day shall occur prior to the satisfaction of the conditions set forth in clause (i) of this Section 2, the GC Entities shall (A) take all actions and enter into and/or execute or cause to be executed any instrument, agreement or document necessary to effect and implement this Agreement and the transactions set forth herein and (B) use reasonable efforts to obtain any necessary authorization or approval in connection with this Agreement and the Second Amendment. Unless and until the foregoing conditions are satisfied, this Agreement shall be null and void and of no force and effect, shall be without prejudice to the Parties hereto and shall not be referred to by either of the Parties for any purpose whatsoever except as to and for the purposes of this Section 2. The authorization and approval by the Bankruptcy Court pursuant to the Order shall constitute the granting of appropriate authority and a direction to the Parties hereto to take all actions and enter into and/or execute any instrument, agreement or document as may be necessary to effect and implement the terms hereof.

         SECTION 3. Escrow; Cash Payment; Letter of Credit. (a) As soon as practicable following the Effective Time, but in any event prior to the filing of the NY Combined Returns, (i) the Parties shall execute an escrow agreement substantially in the form of Exhibit B attached hereto (the "Escrow Agreement") and (ii) IPC Acquisition shall, in accordance with the terms of the Escrow Agreement, deposit in escrow five million two hundred thousand dollars (US$5,200,000) (the "Cash Amount") with the escrow agent designated in the Escrow Agreement (the "Escrow Agent") in an account specified by the Escrow Agent.

         (b) Upon (i) the filing of the NY Combined Returns (as defined below) and (ii) subject to the provisions of Section 3(c) hereof, GCL furnishing to IPC Acquisition a properly completed UK Form CT 600 C, Group and consortium Supplementary Pages (the "UK Form"), GCNAH shall be entitled to receive and the Escrow Agent shall, in accordance with the terms of the Escrow Agreement, disburse three million two hundred thousand dollars (US$3,200,000) (the "First Payment") from the Cash Amount (together with any interest thereon) to GCNAH. In the event that the NY Combined Returns have not been filed on or before March 17, 2003, no GC entity shall be entitled to receive the Cash Amount and the Escrow Agent shall return such amount (together with any interest thereon) to IPC Acquisition.

         (c) The Parties acknowledge that GCL's obligation to furnish IPC Acquisition with a properly completed UK Form pursuant to Section 3(b) hereof is conditional upon IPC Information Systems ("IPC UK") completing its UK statutory accounting audit and furnishing GCL with the 2001 audited financial statements of IPC UK by March 31, 2003. GCL agrees to provide to IPC Acquisition the UK Form within 14 days of being furnished with such 2001 audited financial statements after the UK statutory accounting audit is completed; provided, however, that in the event
(x) that such audit is not completed or such financial statements are not furnished to GCL by IPC Acquisition on or before March 31, 2003 and (y) the NY Combined Returns have been filed on or before March 17, 2003, then (i) GCNAH shall be entitled to receive and the Escrow Agent shall, in accordance with the terms of the Escrow Agreement, disburse the First Payment (together with any interest thereon) to GCNAH on April 16, 2003, and (ii) following such First Payment, GCL shall provide a properly completed UK Form within 14 days of being furnished with the 2001 audited financial statements of IPC UK determined pursuant to the UK statutory accounting audit referred to above. IPC Acquisition and GCL agree to cooperate in conjunction with the preparation of materials, exchanging of information and effectuating the realization of benefits resulting from the UK statutory accounting audit.

         (d) GCL shall arrange for a United States financial institution (or a United States branch of a non-United States financial institution) with a senior unsecured debt rating of at least A+ from S&P and A-1 from Moody's and total assets of at least one billion dollars (US$1,000,000,000) to issue a clean and unconditional irrevocable evergreen standby letter of credit in the aggregate amount of two million dollars (US$2,000,000), substantially in the form of Exhibit C attached hereto or other form reasonably acceptable to IPC Acquisition (the "Letter of Credit"), to IPC Acquisition as beneficiary. Subject to the final sentence of Section 3(b) hereof, following the First Payment, GCNAH shall be entitled to receive the balance of the Cash Amount, being two million dollars (US$2,000,000) (the "Second Payment") from the Cash Amount and the Escrow Agent shall, in accordance with the terms of the Escrow Agreement, disburse the Second Payment (together with any interest thereon) to GCNAH upon the issuance of the Letter of Credit.

         (e) IPC Acquisition shall have the right to draw on the Letter of Credit in the event that GC Pan European Crossing UK Limited ("GC Pan European") or any of its permitted assignees shall (following notice and reasonable opportunity to cure) have failed to make any payment of rents or any other sum due under or pursuant to that certain underlease (the "Worship Street Sublease"), dated October 8, 2002, between IPC UK and GC Pan European; provided, that IPC shall be permitted to make such drawing only in an amount equal to the amount that GC Pan European failed to pay under the Worship Street Sublease.

         (f) Nothing contained in this Agreement shall be deemed to be an amendment, modification, waiver or release to any of the provisions of the Worship Street Sublease and the exercise by IPC of its rights hereunder shall in no way limit or otherwise preclude IPC UK from exercising any of its rights or remedies under or pursuant to the Worship Street Sublease or applicable law.

         SECTION 4. Rejection of the Amended Purchase Agreement. The Parties hereby agree that as of the Effective Time the Amended Purchase Agreement shall be rejected in its entirety pursuant to section 365 of the Bankruptcy Code, and shall have no further force or effect. From and after the Effective Time, neither Party shall have any further claims (including any rejection damage claims) against the other Party under the Amended Purchase Agreement and, subject to Section 8 hereof, any claims arising under the Amended Purchase Agreement and existing at the

Effective Time shall forever be waived and/or released, including, without limitation, any claim by the IPC Entities for rejection damages and any claim by the GC Entities that such entities have the right to receive any portion of the Purchase Price that was deferred at the Closing pursuant to Section 3.3 of the Amended Purchase Agreement and/or that such entities have any right, title or interest (legal or beneficial) in and to the Holdback Amount and/or the Worship Street Holdback Amount.

         SECTION 5. Tax Matters. (a) For the taxable periods ending on or including the Closing Date, GCNAH shall cause to be filed combined tax returns that shall include one or more GC Entities and IPC Information Systems, Inc. (as well as other IPC Entities deemed eligible by GCNAH and IPC Acquisition for such filing) in respect of New York State and New York City (the "NY Combined Returns") on or prior to March 17, 2003. GCNAH hereby agrees to make available for review to IPC Acquisition draft NY Combined Returns promptly upon execution of this Agreement and IPC Acquisition shall deliver electronically or by facsimile to GCNAH, in writing, any comments, suggestions or objections thereto no later than 2:00 p.m. (New York time) on March 15, 2003. GCNAH hereby agrees to deliver to IPC Acquisition revised draft NY Combined Returns no later than 2 p.m. (New York time) on March 16, 2003 unless otherwise agreed. IPC Acquisition and GCNAH shall prepare and exchange details and further information to support the filing of the NY Combined Returns. IPC Acquisition and GCNAH hereby agree to timely cooperate and to make available any and all information, records or personnel as the other Party may reasonably request in connection with the preparation of the NY Combined Returns within one (1) business day of such request. Unless IPC Acquisition shall electronically provide written approval of the NY Combined Returns on or prior to 8:00 a.m. (New York time) March 17, 2003, GCNAH shall not file such returns and in such event the GC Entities shall not be entitled to receive payment of any portion of the Cash Amount. GCNAH hereby agrees to deliver to IPC Acquisition by March 25, 2003 full and complete copies of the NY Combined Returns, together with a certification that such returns were filed on or before March 17, 2003.

         (b) GCNAH shall provide and IPC Acquisition shall receive as soon as practicable, but in any event no later than 5:00 p.m. (New York time) on March 14, 2003 (i) a true, complete and accurate schedule of the federal, state, local and foreign jurisdictions in which tax returns have been filed with respect to any of the IPC Entities for the taxable period ending on or including December 20, 2001 and such schedule indicates whether such returns were filed on a consolidated, combined, unitary or separate basis and (ii) a schedule of federal audit changes for the tax period ending on or including December 20, 2001. For taxable periods ending on or including the Closing Date, the GC Entities hereby agree that they shall not file amended tax returns (or permit their affiliates to file any such amended tax returns) with any jurisdiction in which a combined, consolidated or unitary return has been filed without the prior written consent of IPC Acquisition (such consent not to be unreasonably withheld).

         (c) (1) If a claim shall be made by any New York Taxing Authority which solely relates to the propriety of including any IPC Entity in a NY Combined Return (an "IPC Tax Claim"), the applicable GC Entity shall, within twenty (20) days of GC's receipt of such IPC Tax Claim, send by overnight courier service and by facsimile a copy of such IPC Tax Claim to IPC Acquisition; provided, however, that failure to give such notice shall not affect the obligations of IPC Acquisition pursuant to Section 5(d) hereof except to the extent that

IPC Acquisition (or its affiliates) shall have been actually prejudiced or harmed as a result of such failure. In the event that any Taxing Authority makes an IPC Tax Claim, IPC Acquisition shall have the right to control all proceedings and may make all decisions taken in connection with such IPC Tax Claim (including selection of accountants and/or counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing Authority with respect thereto. IPC Acquisition may, in its sole discretion, either pay any amounts with respect to the IPC Tax Claim and sue for a refund where applicable law permits such refund suits or contest the IPC Tax Claim in any permissible manner. In the event a claim is made by any New York Taxing Authority in connection with the filed NY Combined Returns, which claim does not solely relate to the propriety of including an IPC Entity in a NY Combined Return (a "Joint IPC-GC Claim"), the applicable GC Entity shall, within twenty
(20) days of GC's receipt of such Joint IPC-GC Claim, send by overnight courier service and by facsimile a copy of such Joint IPC-GC Claim to IPC Acquisition; provided, however, that failure to give such notice shall not affect the obligations of IPC Acquisition pursuant to Section 5(d) hereof except to the extent that IPC Acquisition (or its affiliates) shall have been actually prejudiced or harmed as a result of such failure. IPC and GCNAH shall jointly participate in all proceedings and shall jointly make all decisions taken in connection with any Joint IPC-GC Claim.

             (2) The GC Entities shall (i) cooperate with IPC Acquisition in contesting any IPC Tax Claim, (ii) make available any and all information, records or personnel as IPC Acquisition may reasonably request which are reasonably relevant to such IPC Tax Claim, and (iii) make employees reasonably available to provide explanations of any material provided hereunder or to testify at any proceedings relating to such IPC Tax Claim. GC expressly agrees that it shall include IPC Acquisition in all discussions, negotiations and communications (other than of a merely ministerial nature) and shall not enter into any such discussions, negotiations, nor execute any documents with any Taxing Authority with respect to any IPC Tax Claim without the prior written consent of IPC Acquisition.

             (3) The IPC and GC Entities shall (i) cooperate in contesting any Joint IPC-GC Claim, (ii) make available any and all information, records or personnel as either Party may reasonably request which are reasonably relevant to such Joint IPC-GC Claim, and (iii) make employees reasonably available to provide explanations of any material provided hereunder or to testify at any proceedings relating to such Joint IPC-GC Claim. Each of the IPC Entities and the GC Entities expressly agrees that it shall include the other Party in all discussions, negotiations and communications (other than of a merely ministerial nature) and shall not enter into any substantive discussions, negotiations, nor execute any documents with any Taxing Authority with respect to any Joint IPC-GC Claim without the prior written consent of the other Party.

         (d) (1) IPC Acquisition shall be liable for (x) taxes (including interest and penalties) for a taxable period ending on or including the Closing Date for any NY Combined Return to the extent that the amount of such taxes exceeds the taxes which the GC Entities originally included in such NY Combined Return would have paid if such NY Combined Return would have included only such GC Entities and not included either any IPC Entity or any GC Entity having positive taxable income for NY corporate tax purposes which was not originally included in such NY Combined Return, and (y) taxes (including interest and penalties) imposed on any IPC Entity for a taxable period ending on or including the Closing Date for which an IPC Entity was not properly included in any NY Combined Return. GCL shall provide prompt written notice to IPC Acquisition (an "Indemnification Notice") of any such liability of IPC Acquisition arising under
(x) and/or (y) above, and, upon receipt of any such Indemnification Notice, IPC Acquisition shall pay such taxes directly to the applicable Taxing Authority. IPC Acquisition, on behalf of itself and each of the IPC Entities, shall jointly and severally indemnify GCL, GCNAH, and the other GC Entities and hold them harmless from any and all liability for taxes, interest, and penalties for which IPC is responsible under this Section 5(d). IPC shall reimburse GC for fifty (50%) percent of all of GCNAH's documented reasonable out-of-pocket third party expenses incurred following the date hereof in furtherance of the agreements hereunder, including (i) any such incremental expenses incurred in connection with preparing any NY Combined Return, and (ii) any such expenses incurred in connection with any IPC Tax Claim. In the event that IPC is required to pay any amounts pursuant to this Section 5(e), IPC shall pay such amounts to GC within thirty (30) days following receipt of written notice of such expenses.

             (2) (A) IPC Acquisition shall also be liable for any taxes, interest, and penalties of, or allocable to, any IPC Entity for which any GC Entity is assessed or otherwise becomes liable by reasons of Treasury Reg. ss. 1.1502-6(a) subject to a maximum of $2,156,560.85 of tax principal plus any associated interest and penalties.

                 (B) If any liability for taxes (including interest and penalties) is finally determined against GC or IPC for a liability pursuant to
Section 1081(g) of Article 27 of the New York Tax Law or Section 11-672.7 of Subchapter 5 of Chapter 6 of Title 11 of the New York City Administrative Code which this Agreement identifies is the liability of the other party (such other party being the "Liable Party"), the Liable Party shall pay such amount of taxes (including interest and penalties) directly to the applicable Taxing Authority.

         (e) Any tax refunds or amounts credited against tax that are actually realized by or with respect to an IPC Entity that relate to Pre-Closing Tax Periods (in each case a "Tax Refund" and, collectively, the "Tax Refunds") shall be for the account of the applicable IPC Entity. In the event that any GC Entity receives or has received any Tax Refund or any amounts are credited to a GC Entity against taxes which credits are actually realized with respect to an IPC Entity for Pre-Closing Tax Periods, GC shall (to the extent not already furnished to IPC Acquisition) within two (2) business days of the receipt by the applicable GC Entity electronically notify IPC Acquisition of such Tax Refund and/or credit and shall immediately pay over to IPC Acquisition such Tax Refund and/or take any other necessary action to cause such Tax Refund to be paid over to IPC Acquisition or such credit to be applied for the account of the applicable IPC Entity. GC hereby acknowledges that, in addition to any Tax Refunds received and already furnished to IPC Acquisition, it has received payroll and federal income Tax Refunds in a total amount of US$2,156,560.85. Upon confirmation by the Escrow Agent of receipt of the Cash Amount, GCNAH shall promptly furnish to IPC Acquisition a bank cashier's check payable to IPC Information Systems, Inc. in the amount of US$2,047,992.94 together with IRS tax refund checks payable to IPC Information Systems, Inc. in the amounts of US$108,551.19 and US$16.72.

         SECTION 6. Second Amendment to NCT Agreement. Concurrently with the execution of this Agreement, the Parties hereby agree to enter into and execute the Second Amendment to the NCT Agreement substantially in the form of Exhibit D attached hereto (the "Second Amendment") and to cause their respective subsidiaries to enter into the Second Amendment.

         SECTION 7. Mutual Release. Except as otherwise set forth herein, this Agreement shall constitute a full and complete discharge, satisfaction, and release of any and all claims, causes of action, actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, and demands (collectively, "Claims") whatsoever that the GC Entities, on the one hand, and the IPC Entities, on the other hand, have had or have against the other and/or against the other's employees, agents, officers, directors and/or advisors, in respect of any obligations as of the date hereof; provided, that nothing in this Section 7 shall be taken to release the Parties from any obligation to pay for any services rendered by any one Party to any of the other Parties in the period between June 1, 2002 and the Effective Time, which obligations shall survive in full; provided, further, that payments by either Party in accordance with the immediately preceding proviso shall not exceed US$80,000. Subject to the last sentence of this Section 7, the IPC Entities agree that the aggregate liability of the GC Entities, their employees, officers, directors, agents, and advisors shall be limited to US$10,000,000 in the aggregate (the "Cap") with respect to any and all Claims whatsoever that the IPC Entities may or shall have with respect to the NY Combined Returns, other corporate income or franchise tax filings in New York, or the UK Form, in each case for the period ending or including December 20, 2001, including, without limitation, any tax, interest, or penalties associated with the preparation, filing, or negotiations of the NY Combined Returns and any appeal or protest of a Tax Claim resulting from the NY Combined Returns (collectively, the "Combined Returns Claims"). Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the GC Entities, their employees, officers, directors, agents, and advisors shall not have any liability for any Combined Return Claims based on negligence in connection with the NY Combined Returns or the UK Form, or any proceedings, negotiations, communications or discussions with the Taxing Authorities with respect to such NY Combined Returns or such UK Form; provided, however, that, to the extent that, as a result of their gross negligence or their intentional, willful or bad faith breach, the GC Entities (or any of them), their employees, officers, directors, agents, and advisors, shall fail to comply with any obligations hereunder, neither the Cap nor the releases contained herein shall be applicable.

         SECTION 8. Withdrawal of General Claim. As of the Effective Time, any and all proofs of claim that any of the IPC Entities have filed, or caused to be filed, against any of the GC Entities shall be deemed withdrawn, with prejudice, and IPC shall take all reasonable steps and file such notices as may be required to evidence such withdrawal.

         SECTION 9. Miscellaneous. (a) Further Assurances. Each of the Parties will use reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

             (b) Entire Agreement. This Agreement and all exhibits thereto constitute the entire understanding of the Parties and supersede all prior negotiations, discussions, undertakings, and agreements between the Parties with respect to the subject matter hereof. This Agreement may be amended or modified only by a writing executed by the Parties.

             (c) Counterparts and Facsimiles. This Agreement may be executed by the Parties in one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

             (d) Binding Effect. This Agreement shall be binding upon the legal representatives, heirs, successors, and assigns of the respective Parties.

             (e) Waiver. Any waiver of a right under this Agreement must be in writing. Any waiver of a particular default shall constitute a waiver of such default only and not of any other default. Any waiver of a specific right or remedy under this Agreement shall constitute a waiver of such right or remedy only and not of any other right or remedy of the waiving Party.

             (f) Captions. Any subject headings contained in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

             (g) Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the Parties, and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

             (h) Severability. The Parties agree that if any part, term, or provision of this Agreement shall be found illegal and unenforceable by any court of law, the remaining provisions shall be severable, valid, and enforceable in accordance with their terms.

             (i) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

             (j) Notices. Notice from one Party to another relating to this Agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address or facsimile number set forth below by any of the following means: (i) hand delivery, (ii) registered or certified mail, postage prepaid, with return receipt requested,
(iii) Federal Express, UPS, or like overnight courier service, or (iv) facsimile with receipt in a manner typical with respect to communications of that type. Notice made in accordance with this Section 9(j) shall be deemed delivered on receipt if delivered by hand or facsimile transmission, on the third business day after mailing if mailed by registered or certified mail, or the next business day after deposit with an overnight courier service if delivered for next day delivery. Notice in accordance with this Section 9(j) shall be made as follows:

                           If to IPC:

                           IPC Acquisition Corp.
                           Wall Street Plaza, 88 Pine Street
                           New York, NY 10005
                           Attention:  John M. McSherry
                           Fax:  (212) 509-7888

                           with a copy to:

                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York NY  10004
                           Attention:  Jeffrey Bagner
                           Fax:  (212) 859-4000

                           If to GC or GC North America:

                           Global Crossing Ltd.
                           7 Giralda Farms
                           Madison, NJ 07940
                           Attention:  General Counsel
                           Fax: (973) 410-8583

                           with a copy to:

                           Weil, Gotshal & Manges
                           767 Fifth Avenue
                           New York, NY  10153
                           Attention:  Michael Walsh
                           Fax:  (212) 310-8007

Any Party may, from time to time, by written notice to the other Party, designate a different address, which shall be substituted for the one specified above for such Party.

             (k) Jurisdiction; Venue. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of New York in each case, sitting in the Borough of Manhattan, and each of the Parties hereby consents to the jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.

             (l) Waiver of Jury Trial. Each of the Parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.





                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        GLOBAL CROSSING LTD.



                                        By: MITCHELL SUSSIS
                                            ----------------------
                                             Name: Mitchell Sussis
                                             Title:   Vice President



                                        GLOBAL CROSSING NORTH AMERICA
                                        HOLDINGS INC.


                                        By: MITCHELL SUSSIS
                                            ----------------------
                                            Name:  Mitchell Sussis
                                            Title: Vice President


                                        IPC ACQUISITION CORP.


                                        By: /S/ TIMOTHY WHELAN
                                            ---------------------
                                            Name:  Timothy Whelan
                                            Title: Chief Financial Officer


                                        IPC INFORMATION SYSTEMS, INC.


                                        By: /S/ John McSherry
                                            --------------------
                                            Name:  John McSherry
                                            Title: Vice President, Secretary


                                        Solely with respect to
                                        Section 3(e) hereof:


                                        GC PAN EUROPEAN CROSSING UK LIMITED


                                        By: /S/ PHILIP CASSON METCALF
                                            -------------------------
                                            Name:  Philip Casson Metcalf
                                            Title: Director

                                    EXHIBIT A

                            Form of Bankruptcy Order

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
                  -----------------------------------------x
In re                                      :
                                           :        Chapter 11 Case No.
                                           :
GLOBAL CROSSING LTD., et al.,              :        02-40188 (REG)
                      -- ---
                                           :
                           Debtors.        :        (Jointly Administered)
                                           :
                  -----------------------------------------x

          ORDER RESOLVING THE OBJECTION OF IPC ACQUISITION CORP. TO THE
          REJECTION OF A CERTAIN EXECUTORY CONTRACT AND APPROVING AND
                       AUTHORIZING THE SETTLEMENT BETWEEN
            THE DEBTORS AND IPC ACQUISITION CORP. AND ITS AFFILIATES
            --------------------------------------------------------

         The Debtors' Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated October 28, 2002 (the "Plan"), having been filed with the Bankruptcy Court (the "Court") by Global Crossing Ltd. and its direct and indirect subsidiaries that are debtors in the above-referenced chapter 11 cases (collectively, the "Debtors") and approved by the Court on December 26, 2002; and whereas the Plan provides, among other things, for the rejection of that certain Purchase Agreement, dated as of November 16, 2001, among IPC Acquisition Corp. ("IPC"), certain Debtors and certain other parties, as amended by that certain Amendment to the Purchase Agreement, dated as of November 16, 2001 (as amended as of December 20, 2001, the "Purchase Agreement"); whereas, on November 26, 2002, IPC filed an objection to the Debtors' proposed rejection of the Purchase Agreement (the "Objection"); and whereas the Debtors and IPC have since reached a settlement agreement settling the Objection and other matters, which agreement is memorialized in the Settlement and Rejection Agreement (the "Settlement Agreement", a copy of which is attached hereto as Exhibit A) and the second amendment (the

"Second Amendment", a copy of which is attached hereto as Exhibit B) to the Network Services, Channel Sales and Transitional Services Agreement (the "NCT Agreement")1 dated December 20, 2001, as amended July 3, 2002, pursuant to an order of the Court dated July 3., 2002 ; and whereas the Debtors have provided notice to the statutory committee of unsecured creditors appointed in these chapter 11 cases and the Debtors' prepetition bank lenders of the terms of the Settlement Agreement and the Second Amendment; and it appearing that the Settlement Agreement and the Second Amendment are in the best interests of the Debtors and their estates; and it appearing that no other or further notice is required; and based on all the proceedings had before the Court and after due deliberation and sufficient cause appearing therefore, it is

ORDERED that, pursuant to sections 105(a) and 363(b)(1) of the Bankruptcy Code, the Settlement Agreement and the Second Amendment are hereby approved; and it is further

         ORDERED that, pursuant to section 365 of the Bankruptcy Code, the rejection by the Debtors of the Purchase Agreement is approved as of the date hereof; and it is further

         ORDERED that the Debtors are authorized to execute, deliver, implement and fully perform any and all obligations, instruments, documents and papers and to take any and all actions reasonably necessary or appropriate to consummate the Settlement Agreement; and it is further

         ORDERED that the Court shall retain jurisdiction to hear any dispute among the parties under or in connection with the Settlement Agreement and the Second Amendment.

Dated:   March __, 2003
         New York, New York

                                            ------------------------------------
                                            ALLAN L. GROPPER
                                            United States Bankruptcy Judge


--------
1 The NCT Agreement was entered into by IPC, Asia Global Crossing IPC Trading Systems Australia Pty. Ltd. (predecessor-in-interest to IPC Information Systems (Australia) Pty. Ltd.), Asia Global Crossing Asia Pacific Commercial Ltd., Global Crossing Ltd. ("GC") and Global Crossing Telecommunications, Inc.

                                    EXHIBIT B

                            Form of Escrow Agreement

         ESCROW AGREEMENT, dated as of March____, 2003 (the "Agreement"), by and among IPC ACQUISITION CORP., a Delaware corporation ("IPC Acquisition" and, together with its direct and indirect subsidiaries, the "IPC Entities" or "IPC"), GLOBAL CROSSING LTD., a Bermuda corporation ("GCL"), GLOBAL CROSSING NORTH AMERICA HOLDINGS INC., a Delaware corporation ("GCNAH" and, together with GCL and their direct and indirect subsidiaries, each a "GC Entity" and, collectively, the "GC Entities" or "GC")(GC and together with IPC, the "Parties" and sometimes referred to herein individually as a "Party") and [ESCROW AGENT], a banking corporation organized and existing under the laws of ______________, as escrow agent (the "Escrow Agent").


                              W I T N E S S E T H:
                               -------------------

         WHEREAS, IPC Acquisition and certain GC Entities and certain other parties entered into that certain Purchase Agreement (the "Purchase Agreement"), dated as of November 16, 2001, as amended by that certain Amendment to the Purchase Agreement, dated as of December 20, 2001 (the "Purchase Agreement Amendment" and, together with the Purchase Agreement, the "Amended Purchase Agreement");

         WHEREAS, on January 28, 2002, GCL and its affiliated debtors filed chapter 11 cases under title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York ("Bankruptcy Court");

         WHEREAS, on December 26, 2002, the Bankruptcy Court confirmed a joint plan of reorganization for GCL and its affiliated debtors (the "Plan");

         WHEREAS, the Plan provides for the rejection of the Amended Purchase Agreement;

         WHEREAS, IPC Acquisition has filed an objection to GCL's proposed rejection of the Amended Purchase Agreement and to the confirmation of the Plan (the "Objection");

         WHEREAS, pursuant to the Stipulation, Agreement and Order among IPC Acquisition and GCL entered as an order of the Bankruptcy Court on December 5, 2002, IPC Acquisition withdrew the Objection to the extent it opposed confirmation of the Plan, and IPC Acquisition and GCL agreed that a separate hearing would be held on the Objection insofar as it opposed the rejection of the Amended Purchase Agreement;

         WHEREAS, in resolution of the Objection and certain other matters, the Parties have agreed to enter into that certain Settlement and Rejection Agreement, dated as of March 13, 2003 (the "Settlement Agreement");

         WHEREAS, pursuant to Section 3(a) of the Settlement Agreement, IPC has agreed to deposit, or to cause to be deposited, $5,200,000 in cash (the "Cash Amount") into an escrow as soon as practicable following the Effective Time (as defined in the Settlement Agreement), which funds shall be held in escrow and distributed in accordance with the terms hereof, and the Escrow Agent is willing to establish such an account, and agrees to hold, administer and distribute such funds in accordance with the terms hereinafter set forth;

         WHEREAS, the Parties represent and warrant to the Escrow Agent that they have not individually or collectively stated or represented to any individual or entity that the Escrow Agent's duties will include anything other than those duties stated in this Agreement;

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Settlement Agreement.

         Section 2. Appointment of Escrow Agent. The Parties hereby designate and appoint [ESCROW AGENT] to serve as escrow agent in accordance with the terms, conditions, and provisions set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as the Escrow Agent according to the terms and conditions of this Agreement. The Escrow Agent represents that it has the legal power and authority to enter into this Agreement and perform its duties and obligations hereunder.

         Section 3. Establishment of Escrow Account. The Escrow Agent shall establish and maintain, on behalf of the Parties, an interest bearing trust account (the "Escrow Account") to which there shall be immediately credited and held amounts received by the Escrow Agent from IPC in accordance with Section 3 of the Settlement Agreement. The Escrow Agent shall be the sole signatory on the Escrow Account. The funds credited to the Escrow Account shall be held, administered and disbursed in accordance with the terms of the Settlement Agreement and as provided herein. The Escrow Agent shall, to the extent required by law, segregate the funds credited to the Escrow Account from its other funds held as an agent or in trust and identify the Cash Amount and the interest earned thereupon as funds being held in connection with this Agreement. Such segregation may be accomplished by appropriate identification on the books and records of the Escrow Agent. The Escrow Agent agrees that its documents and records with respect to the transactions contemplated hereby will be available for examination by authorized representatives of the Parties during the Escrow Agent's regular business hours.

         Section 4. Deposits to the Escrow Account; Investment. (a) At Effective Time, IPC shall deposit or cause to be deposited with the Escrow Agent the Cash Amount in immediately available funds which shall be held by the Escrow Agent upon the terms and conditions set forth herein.

             (b) The Escrow Agent shall invest the Cash Amount in an interest-bearing account. Any interest income earned on the funds held in the Escrow Account shall be deposited into the Escrow Account and held, administered and disbursed in accordance with the terms of this Agreement.

         Section 5. Distributions from Escrow Account. (a) Funds on deposit in the Escrow Account shall be withdrawn and disbursed by the Escrow Agent only in accordance with this Section 5.

             (b) Subject to and in accordance with the terms and conditions set forth in Sections 3(b) and (c) of the Settlement Agreement, upon the delivery by GCNAH to the Escrow Agent of a written direction substantially in the form of Exhibit A attached hereto, directing the Escrow Agent to release from the Escrow Account and to transfer such funds as specified in such written direction, GCNAH shall be entitled to receive and the Escrow Agent shall promptly disburse to GCNAH, the sum of three million two hundred thousand dollars (US$3,200,000) (the "First Payment") (together with any interest thereon) from the Cash Amount. In accordance with Section 3(b) of the Settlement Agreement, in the event that the NY Combined Returns have not been filed on or before March 17, 2003, no GC Entity shall be entitled to receive the Cash Amount and, upon the delivery by IPC Acquisition to the Escrow Agent of a written direction substantially in the form of Exhibit B attached hereto, directing the Escrow Agent to release the Cash Amount from the Escrow Account and to transfer such funds as specified in such written direction, the Escrow Agent shall promptly disburse the Cash Amount (together with any interest thereon) to IPC Acquisition.

             (c) Subject to and in accordance with the terms and conditions set forth in Section 3(d) of the Settlement Agreement, if at any time following the filing of the NY Combined Returns, GCL arranges for the Letter of Credit to be issued to IPC Acquisition, GCNAH shall be entitled to receive the balance of the Cash Amount, being the sum of two million dollars (US$2,000,000) (the "Second Payment") from the Cash Amount, and the Escrow Agent shall promptly disburse such Second Payment (together with any interest thereon) to GCNAH upon the delivery by GCNAH of a written direction substantially in the form of Exhibit A attached hereto to the Escrow Agent.

             (d) For paragraphs (b) and (c) above, the Escrow Agent shall be entitled to rely, exclusively, on any representation made by a GC Entity or an IPC Entity in relation to the transfer of funds from the Escrow Account, and shall transfer funds from the Escrow Account as directed in any such written direction by such Party. In the event of any inconsistency between the terms and provisions of this Agreement and the terms and provisions of the Settlement Agreement, the terms and provisions of the Settlement Agreement shall control.

         Section 6. Termination of Escrow Account and Escrow Agreement. The Escrow Account shall be deemed dissolved and this Escrow Agreement shall terminate upon the earliest of (i) the written agreement of the parties hereto,
(ii) the transfer of all amounts in the Escrow Account then in the possession of the Escrow Agent to a court of competent jurisdiction and (iii) the transfer of all amounts (including any interest earned) in the Escrow Account in accordance with the terms of Section 5 of this Agreement.

         Section 7. Escrow Fees. GC agrees to pay the Escrow Agent its agreed-upon compensation, as set forth in the attached Exhibit C, for its services as Escrow Agent hereunder promptly upon request therefor, and to reimburse the Escrow Agent for all expenses of or disbursements incurred by the Escrow Agent in the performance of its duties hereunder, including the reasonable fees, expenses and disbursements of counsel to the Escrow Agent. Invoices for such compensation and expenses shall be submitted by the Escrow Agent directly to GC and shall not be payable from the Escrow Account.

         Section 8. Rights, Duties and Immunities of Escrow Agent. Acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the following terms and conditions, which all parties to this Escrow Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent.

         (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions set forth in this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Escrow Agreement. The Escrow Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any agreement or arrangement by GC or IPC or any of their affiliates. The Escrow Agent is not a party to, and is not bound by, any agreement or other document out of which this Agreement may arise. The Escrow Agent shall be under no liability to any party hereto by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. The Escrow Agent shall not be bound by any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto. This Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law.

         (b) The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of this Agreement or of any property delivered hereunder, or for the value or collectibility of any note, check or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Escrow Agent. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Agreement.

         (c) GC and IPC agree to jointly and severally indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including but not limited to counsel fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of or in conjunction with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement.

         (d) The Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to have been signed and presented by the proper party or parties.

         (e) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence, bad faith or willful misconduct.

         (f) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or opinion of such counsel.

         (g) The agreements set forth in this Section 8 shall survive the resignation or removal of the Escrow Agent, the termination of this Agreement and the payment of all amounts hereunder.

         Section 9. Replacement of Escrow Agent. The Escrow Agent, and the Escrow Agent's successors hereinafter appointed, shall have the right to resign upon thirty (30) days written notice to GC and IPC. Similarly, the Escrow Agent may be removed and replaced following thirty (30) days joint written notice from GC and IPC to the Escrow Agent. In the event of such resignation or removal, GC and IPC shall appoint by mutual agreement a successor escrow agent hereunder by delivering to the Escrow Agent a written notice of such appointment. If the Parties are unable to agree on a successor escrow agent within thirty (30) days following the date of the notice of such resignation or removal, then any of the parties to this Agreement may petition a court of competent jurisdiction to appoint one, or for other appropriate relief, and the resulting appointment shall be binding upon all parties to this Agreement. Notwithstanding the foregoing, no resignation or removal shall be effective until a successor escrow holder has acknowledged its appointment as such in writing. Upon receipt of such notice, the Escrow Agent shall deliver to the designated successor escrow agent all money and other property held hereunder and shall thereupon be released and discharged from any and all further responsibilities whatsoever under this Agreement; provided, however, that the Escrow Agent shall not be deprived of its compensation earned prior to such time.

         Section 10. Notices. Notice from one Party to another relating to this Agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address or facsimile number set forth below by any of the following means: (i) hand delivery, (ii) registered or certified mail, postage prepaid, with return receipt requested,
(iii) Federal Express, UPS, or like overnight courier service, or (iv) facsimile with receipt in a manner typical with respect to communications of that type. Notice made in accordance with this Section 10 shall be deemed delivered on receipt if delivered by hand or facsimile transmission, on the third business day after mailing if mailed by registered or certified mail, or the next business day after deposit with an overnight courier service if delivered for next day delivery. Notice in accordance with this Section 10 shall be made as follows:

                           If to GC:

                           Global Crossing Ltd.
                           7 Giralda Farms
                           Madison, New Jersey 07940
                           Attn: General Counsel
                           Telephone: (973) 410-8300
                           Facsimile: (973) 410-8385

                           If to IPC:

                           IPC Acquisition Corp.
                           Wall Street Plaza, 88 Pine Street
                           New York, NY  10005
                           Attn: John M. McSherry
                           Telephone: (212) 858-7966
                           Facsimile: (212) 509-7888

                           If to the Escrow Agent:

                           [Named Trust Company
                           Address
                           Attn:  Corporate Trust Administration
                           Telephone:]

Any party to this Agreement may, from time to time, by written notice to other parties to this Agreement, designate a different address, which shall be substituted for the one specified above for such party.

         Section 11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, executors, successors and assigns.

         Section 12. Waiver. Any waiver of a right under this Agreement must be in writing. Any waiver of a particular default shall constitute a waiver of such default only and not of any other default. Any waiver of a specific right or remedy under this Agreement shall constitute a waiver of such right or remedy only and not of any other right or remedy of the waiving Party.

         Section 13. Interpretation. The headings of the sections contained in this Agreement are solely for convenience or reference and shall not affect the meaning or interpretation of this Agreement.

         Section 14. Amendments. This Agreement may be amended or modified at any time or from time to time in writing executed by the parties to this Agreement.

         Section 15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

         Section 16. Jurisdiction; Venue. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of New York in each case, sitting in the Borough of Manhattan, and each of the Parties hereby consents to the jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.

         Section 17. Waiver of Jury Trial. Each of the Parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

         Section 18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 19. Severability. If any provisions of this Escrow Agreement shall be declared by any court of competent jurisdiction illegal, void or unenforceable, the other provisions shall not be affected, but shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date and the year first above written.




                                        Global Crossing Ltd.



                                        By:___________________________
                                            Name:
                                            Title:


                                        Global Crossing North America Holdings



                                        By:___________________________
                                            Name:
                                            Title:


                                        IPC Acquisition Corp.



                                        By:___________________________
                                            Name:
                                            Title:


                                        [Named Trust Company],
                                        as Escrow Agent

                                        By:___________________________
                                            Name:
                                            Title:

                                                                       Exhibit A

[Date]


[Named Trust Company, as Escrow Agent
Address
Address
Attn: Corporate Trust Administration]


Ladies and Gentlemen:

         In accordance with the terms of that certain Escrow Agreement, dated as of March______, 2003 (the "Escrow Agreement"), between IPC Acquisition Corp., a Delaware corporation ("IPC"), Global Crossing Ltd., a Bermuda corporation ("GCL"), Global Crossing North America Holdings Inc., a Delaware corporation ("GCNAH" and, together with GCL and their direct and indirect subsidiaries, collectively, "GC") and [Named Trust Company], as escrow agent (the "Escrow Agent"), GC hereby represents that the conditions set forth in Section 5[(b)][(c)] of the Escrow Agreement have been satisfied and that the Escrow Agent is hereby directed to release, pursuant to Section 5 of the Escrow Agreement, the [First] [Second] Payment from the Escrow Account (as defined in the Escrow Agreement) and transfer such funds to GCNAH as follows:

[Payment instructions]


                                        A Global Crossing Entity
                                        [Global Crossing North America Holdings]



                                        By:___________________________
                                            Name:
                                            Title:

                                                                       Exhibit B


[Date]


[Named Trust Company, as Escrow Agent
Address
Address
Attn: Corporate Trust Administration]


Ladies and Gentlemen:


         In accordance with the terms of that certain Escrow Agreement, dated as of ____________, 2002 (the "Escrow Agreement"), between IPC Acquisition Corp., a Delaware corporation ("IPC"), Global Crossing Ltd., a Bermuda corporation ("GCL"), Global Crossing North America Holdings Inc., a Delaware corporation ("GCNAH" and, together with GCL and their direct and indirect subsidiaries, collectively, "GC") and [Named Trust Company], as escrow agent (the "Escrow Agent"), IPC hereby represents that the conditions set forth in Section 5(b) of the Escrow Agreement have been satisfied and that the Escrow Agent is hereby directed to release, pursuant to Section 5 of the Escrow Agreement, the Cash Amount (as defined in the Escrow Agreement) and transfer such funds to IPC as follows:

[Payment instructions]


                                        IPC Acquisition Corp.


                                        By:____________________
                                            Name:
                                            Title:

                                    Exhibit C
                                    ---------


                              Global Crossing Ltd.


                                SCHEDULE OF FEES

                                    To Act As

                                  Escrow Agent


NOTE:

         Subject to a legal and administrative review of the governing documents and acceptable indemnification for our fees and expenses from a creditworthy entity. Out of pocket expenses (including outside counsel's fees and expenses in connection with the closing and in connection with any post-closing matters) are additional and are billed separately within 30 days from closing. Wilmington Trust requests that whenever possible, the Initial Fee and the first year's Annual Administration Fee be paid on the closing date by wire transfer per the following wire transfer instructions: Wilmington Trust Company, Wilmington, Delaware; ABA No. 031100092; for credit to the account of Corporate Trust Administration - Income Account; Account No. 9974-0 (Income); Attn: Irene Lennon; Ref: Trustee Fees and Expenses for [transaction name]. Thereafter, the Annual Administration Fee is due and payable annually in advance on each anniversary of the closing date. Transaction Fees are due and payable annually in arrears. All fees are non-refundable and will not be prorated in the event of an early termination of the Trust. In the event that the transaction does not close, Wilmington Trust reserves the right to be paid its Initial Fee. All fees quoted are guaranteed for a period of 90 days.




Annual Administration Fee                               $ 7,500.00
-------------------------

Covers acceptance of appointment as Escrow Agent including complete study of drafts of Escrow Agreement and all supporting documents in connection therewith, conferences until final Agreement is agreed upon, execution of final Agreement and administrative duties in connection with the security provisions of the Agreement.


Transaction Fees:

a.       Purchase, sale, withdrawal, maturities
         calls and puts of domestic securities                $15.00
b.       Physical delivery of domestic securities             $50.00
c.       Purchase of Eurodollar certificate of deposit        $65.00
d.       Principal amortizing securities
         (per pool/per month)                                 $10.00
e.       Wire charge (per transfer)
                           Outgoing*                          $25.00
                           Incoming*                          $10.00
Transfer or Re-registration Fee:                              $1,000
Termination Fee:                                              To be determined**

E-Room Technology                                       To be determined(1)


*Transfers made by associate banks may result in additional wire charges.

**Wilmington Trust reserves the right to charge a fee relating to the termination of the Trust and the final distribution of the property held by the trust; such fee to be determined at the time of termination.

(1) Wilmington Trust will provide a confidential `cyber-room' service on the internet with 24x7 worldwide access to manage transaction related documents during pre-closing, closing and post closing. Service can be secured via a separate agreement and is not contingent upon Wilmington Trust's participation in the transaction.






                  AGREED TO & ACCEPTED _____________________



                  DATE                 _____________________

                                    EXHIBIT C

                            Form of Letter of Credit

                                    BANK NAME


FOR INTERNAL IDENTIFICATION
PURPOSES ONLY

OUR NO.: ___________OTHER____________

APPLICANT:  _______________________

ISSUE DATE:   ______________________

IRREVOCABLE LETTER OF CREDIT NO. ___________________

TO: IPC ACQUISITION CORP.

         Wall Street Plaza
         88 Pine Street
         New York, NY  10005
         Attn:  Mr. Timothy Whelan


         WE HEREBY ESTABLISH THIS IRREVOCABLE STANDBY LETTER OF CREDIT IN FAVOR OF IPC ACQUISITION CORP. (THE "BENEFICIARY") FOR DRAWINGS UP TO TWO MILLION UNITED STATES DOLLARS (US$2,000,000) (SUCH MAXIMUM AMOUNT, AS MAY BE REDUCED FROM TIME TO TIME, THE "STATED AMOUNT") EFFECTIVE IMMEDIATELY. THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT OUR OFFICE AT [ISSUING BANK'S ADDRESS] AND EXPIRES WITH OUR CLOSE OF BUSINESS ON DECEMBER 20, 2010.

         THE TERM "BENEFICIARY" INCLUDES ANY SUCCESSOR BY OPERATION OF LAW OF EACH NAMED BENEFICIARY, INCLUDING, WITHOUT LIMITATION, ANY LIQUIDATOR, REHABILITATOR, RECEIVER OR CONSERVATOR.

         WE IRREVOCABLY AUTHORIZE YOU TO DRAW ON US IN ACCORDANCE WITH THE TERMS AND CONDITIONS HEREINAFTER SET FORTH, AN AMOUNT NOT EXCEEDING THE STATED AMOUNT AVAILABLE AGAINST PRESENTATION OF A DATED DRAWING REQUEST DRAWN ON [NAME OF ISSUING BANK], MANUALLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY COMPLETED SUBSTANTIALLY IN THE FORM OF ANNEX 1 HERETO.

         THE ABOVE DRAWING REQUEST AND ALL COMMUNICATIONS WITH RESPECT TO THIS LETTER OF CREDIT SHALL BE IN WRITING, ADDRESSED TO US AT

[ ], ATTENTION: [ ], TELEPHONE [ ], TELECOPIER [ ], REFERENCING THIS LETTER OF CREDIT NO. [ ] AND PRESENTED TO US BY TESTED TELEX, DELIVERY IN PERSON OR FACSIMILE TRANSMISSION AT SUCH ADDRESS, PROVIDED THAT THE ORIGINAL OF THE ABOVE DRAWING REQUEST OR SUCH COMMUNICATIONS, AS THE CASE MAY BE, SHALL BE SENT TO US AT SUCH ADDRESS BY OVERNIGHT COURIER FOR RECEIPT BY US WITHIN THREE (3) BUSINESS DAYS OF THE DATE OF ANY SUCH FACSIMILE TRANSMISSION

         IF THE DRAWING REQUEST IS PRESENTED IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT TO US AT SUCH ADDRESS BY 12:00 NOON NEW YORK TIME ON ANY BUSINESS DAY (AS HEREINAFTER DEFINED), PAYMENT WILL BE MADE NOT LATER THAN 3:00 P.M. NEW YORK TIME ON SUCH DAY AND IF SUCH DRAWING REQUEST IS SO PRESENTED TO US AFTER 12:00 NOON NEW YORK TIME ON ANY BUSINESS DAY, PAYMENT WILL BE MADE ON THE FOLLOWING BUSINESS DAY NOT LATER THAN 1:00 P.M. NEW YORK TIME. PAYMENT UNDER THIS LETTER OF CREDIT SHALL BE MADE IN IMMEDIATELY AVAILABLE FUNDS BY WIRE TRANSFER TO SUCH ACCOUNT AS MAY BE DESIGNATED BY THE BENEFICIARY IN THE APPLICABLE DRAWING REQUEST

         AS USED IN THIS LETTER OF CREDIT, "BUSINESS DAY" MEANS ANY DAY ON WHICH COMMERCIAL BANKS LOCATED IN NEW YORK, NEW YORK ARE NOT REQUIRED OR AUTHORIZED TO REMAIN CLOSED.

         IN THE EVENT THAT A DRAWING REQUEST FAILS TO COMPLY WITH THE TERMS OF THIS LETTER OF CREDIT, WE SHALL PROVIDE THE BENEFICIARY PROMPT NOTICE OF SAME STATING THE REASONS THEREFOR AND SHALL UPON YOUR INSTRUCTIONS HOLD ANY NON-CONFORMING DRAWING REQUEST AND OTHER DOCUMENTS AT YOUR DISPOSAL OR RETURN ANY NON-CONFORMING DRAWING REQUEST AND OTHER DOCUMENTS TO THE BENEFICIARY AT THE ADDRESS SET FORTH ABOVE BY DELIVERY IN PERSON OR FACSIMILE TRANSMISSION (WITH ORIGINALS THEREOF SENT BY OVERNIGHT COURIER FOR RECEIPT WITHIN TWO (2) BUSINESS
DAYS). UPON BEING NOTIFIED THAT THE DRAWING WAS NOT EFFECTED IN COMPLIANCE WITH THIS LETTER OF CREDIT, THE BENEFICIARY MAY ATTEMPT TO CORRECT SUCH NON-COMPLYING DRAWING REQUEST IN ACCORDANCE WITH THE TERMS OF THIS LETTER OF CREDIT. IF A NON-COMPLYING REQUEST IS MADE BY THE BENEFICIARY PRIOR TO THE TERMINATION OF THIS LETTER OF CREDIT, THE LETTER OF CREDIT SHALL REMAIN IN FORCE THROUGH THE DATE WHICH IS THE LATER OF (I) THE EXPIRATION DATE OF THIS LETTER OF CREDIT AND
(II) THE DATE WHICH IS FIVE (5) BUSINESS DAYS AFTER THE DATE UPON WHICH THE REQUEST WAS DENIED.

         EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENT, CONDITION OR QUALIFICATION. THE OBLIGATION OF [ISSUING BANK] UNDER THIS LETTER OF CREDIT IS THE INDIVIDUAL OBLIGATION OF [ISSUING BANK], AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO.

         IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR FROM THE EXPIRY DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST THIRTY DAYS PRIOR TO ANY EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD.

         THIS LETTER OF CREDIT IS SUBJECT TO AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, AND THE 1993 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION 500) AND, IN THE EVENT OF ANY CONFLICT, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL. IF THIS CREDIT EXPIRES DURING AN INTERUPTION OF BUSINESS AS DESCRIBED IN ARTICLE 17 OF SAID PUBLICATION 500, THE [ISSUING BANK] HEREBY SPECIFICALLY AGREES TO EFFECT PAYMENT IF THIS CREDIT IS DRAWN AGAINST WITHIN THIRTY (30) DAYS AFTER THE RESUMPTION OF BUSINESS.


                                                     VERY TRULY YOURS,

                                                     [ISSUING BANK]

                                     Annex 1

                                 DRAWING REQUEST

[         ]
[         ]

Attention:  [       ]

Ladies and Gentlemen:

         The undersigned hereby draws on [ ] Letter of Credit No. [ ] Irrevocable Standby Letter of Credit (the "Letter of Credit"), dated January __, 2003, issued by you in favor of us.

         In connection with this drawing, we hereby certify that:

         a. This drawing in the amount of [___________________] United States Dollars (US$[_________]) is being made pursuant to the Letter of Credit.

         b. GC Pan European Crossings UK Limited ("GC Pan European") has failed to make certain rental or other payments under the terms of that certain underlease (the "Worship Street Sublease"), dated October 8, 2002, between IPC Information Systems, Inc. ("IPC Info") and GC Pan European. In accordance with Section 3(e) of that certain Settlement and Rejection Agreement dated March 13, 2003, between IPC Acquisition Corp. ("IPC"), Global Crossing Ltd. and Global Crossing North America Holdings Inc., IPC has the right to make the drawing requested hereby upon such failure of GC Pan European to make such payments under the Worship Street Sublease.

         c. You are directed to make payment of the requested drawing to account no. [_________], ABA no. [__________] at [bank name and address].

         IN WITNESS WHEREOF, the undersigned has executed and delivered this request on this ___ day of
                           -----------, -----.


                                        IPC ACQUISITON CORP.



                                        By:  ___________________________
                                             Name:
                                             Title:

                                    EXHIBIT D


                            Form of Second Amendment

         SECOND AMENDMENT, dated as of March 13, 2003 (this "Second Amendment") among IPC ACQUISITION CORP. ("Purchaser"), a Delaware corporation, IPC INFORMATION SYSTEMS INC. ("IPC"), a Delaware corporation, IPC INFORMATION SYSTEMS (AUSTRALIA) PTY. LTD. ("IPC Australia" and together with Purchaser and IPC and their respective subsidiaries, the "IPC Entities"), GLOBAL CROSSING LIMITED ("GC"), a Bermuda corporation, and GLOBAL CROSSING TELECOMMUNICATIONS INC. ("GCT"), a Michigan corporation, to the NETWORK SERVICES, CHANNEL SALES AND TRANSITIONAL SERVICES AGREEMENT, dated as of December 20, 2001 (the "Agreement"), as amended pursuant to the AMENDMENT, dated July 3, 2002 (the "Amendment", and together with the Agreement, the "Amended Agreement") among the parties to this Second Amendment. The aforementioned entities are sometimes referred to herein individually as a "Party" and collectively as "Parties."

         WHEREAS, the Parties entered into the Agreement;

         WHEREAS, on the Filing Date, GC and its affiliated debtors filed chapter 11 cases under title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court");

         WHEREAS, on March 11, 2002, Purchaser filed a motion with the Bankruptcy Court to compel GC and GCT to assume or reject the Agreement;

         WHEREAS, on July 3, 2002, in connection with such motion and to resolve certain matters between them, the Parties entered into the Amendment and the Bankruptcy Court authorized and approved by an order of such court the Amendment;

         WHEREAS, on December 26, 2002, the Bankruptcy Court confirmed a joint plan of reorganization for GC and its affiliated debtors (the "Plan");

         WHEREAS, the Plan provided for the rejection of that certain Purchase Agreement, dated November 16, 2001, as amended, among the Purchaser, GC and the other parties thereto (the "Purchase Agreement");

         WHEREAS, Purchaser has filed an objection to the proposed rejection of the Purchase Agreement and to the confirmation of the Plan (the "Objection");

         WHEREAS, pursuant to the Stipulation, Agreement and Order among Purchaser and GC entered as an order of the Bankruptcy Court on December 5, 2002, Purchaser withdrew the Objection to the extent it opposed confirmation of the Plan, and Purchaser and GCL agreed that a separate hearing would be held on the Objection insofar as it opposed the rejection of the Purchase Agreement; and

         WHEREAS, in connection with the Objection and to resolve certain matters, Purchaser, GC and certain other parties have agreed to enter into that certain settlement and rejection agreement, dated as of the date hereof (the "Termination Agreement"); and

         WHEREAS, in connection with Purchaser's motion and to resolve certain matters, the Parties desire to amend the terms of the Amended Agreement.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

         SECTION 1. Definitions. Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Agreement or the Amendment.

         SECTION 2. Effectiveness. Within two (2) business days following the execution of this Second Amendment, GC shall submit to the Bankruptcy Court a proposed order substantially in the form attached hereto as Exhibit A. This Second Amendment shall become effective (the "Effective Time") upon (i) the first business day following the day this Second Amendment and the Termination Agreement have been authorized and approved by the order of the Bankruptcy Court (but without any changes that would adversely affect the rights of the parties under this Second Amendment or the Termination Agreement) (the "Order"), or (ii) the day immediately following the Suspension Termination Date (as defined in the Amendment); provided that, if the Suspension Termination Date shall occur prior to the satisfaction of the conditions set forth in clause (i) of this Section 2, GC shall (and shall cause its applicable affiliates to) (A) take all actions and enter into and/or execute or cause to be executed any instrument, agreement or document necessary to effect and implement this Second Amendment and the Termination Agreement and the transactions set forth in this Second Amendment and the Termination Agreement and (B) use reasonable efforts to obtain any necessary authorization or approval in connection with this Second Amendment and the Termination Agreement. Unless and until the foregoing conditions are satisfied, this Second Amendment shall be null and void and of no force and effect, shall be without prejudice to the Parties hereto and shall not be referred to by either of the Parties for any purpose whatsoever except as to and for the purposes of this Section 2. The authorization and approval by the Bankruptcy Court pursuant to the Order shall constitute the granting of appropriate authority and a direction to the Parties hereto to take all actions and enter into and/or execute any instrument, agreement or document as may be necessary to effect and implement the terms hereof.

         SECTION 3. Amendment to Article II of the Agreement. Article II of the Agreement is hereby amended by adding a new Section 2.5 at the end thereof as follows:

                  "2.5 Amendment to Article II. Notwithstanding anything to the contrary contained in this Agreement, the IPC Entities agree that the GC Entities (or any of their subsidiaries) shall be the IPC Entities' Preferred Provider of Network Services from the Effective Date until January 1, 2006; provided, however, that the IPC Entities shall be permitted to use any other provider of Network Services (a) in accordance with Section
                  2.1 of the Agreement, or (b) so long as the IPC

                  Entities' aggregate annual payments to the GC Entities and their subsidiaries for Network Services equal or exceed US$48,000.

         SECTION 4. Termination of Article III of the Agreement. Article III of the Agreement is hereby terminated in its entirety and shall no longer have any force and effect.

         SECTION 5. Amendment to Article IV of the Agreement. Section 4.1(a) of the Agreement is hereby amended by deleting the words "third (3rd) anniversary" in the second line of the first sentence and replacing them with the words "June 20, 2004."

         SECTION 6. Amendment to Article VI of the Agreement. Section 6.11(c) of the Agreement is hereby amended by deleting the works "the second (2nd) anniversary of the Closing Date" in the first line of the second sentence and replacing them with the words "June 20, 2003."

         SECTION 7. Acknowledgment and Mutual Release. This Second Amendment shall constitute a full and complete discharge, satisfaction, and release of any and all claims, causes of action, actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, and demands whatsoever that the GCT Group, on the one hand, and IPC and the IPC Entities, on the other hand, have had or have against the other in respect of any obligations arising out of or pursuant to the Amended Agreement as of the date hereof. Notwithstanding the foregoing, nothing in this Section 7 shall be taken to release the Parties from any obligation to pay for any services rendered by any one Party to any of the other Parties in the period between June 1, 2002 and the Effective Time, which obligations shall survive in full; provided, further, that payments by either Party in accordance with the immediately preceding proviso shall not exceed US$80,000 (ii) the Parties shall remain obligated to each other for any obligations which may arise under the Amended Agreement (as further amended and modified by this Second Amendment) after the date hereof. Each Party hereby acknowledges that the other Parties have complied with all of their respective obligations under the Amended Agreement as of the date hereof and waives any rights it may have respecting any nonperformance of any such obligation.

         SECTION 8. Miscellaneous.


         (a) Except as otherwise expressly modified by this Second Amendment, the Agreement and the Amendment are, and shall continue to be, in full force and effect in accordance with their respective terms.

         (b) The Agreement (as amended and modified by the Amendment and this Second Amendment) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         (c) This Second Amendment may be executed by the Parties on one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Second Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

         (d) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Parties hereto have caused this Second Amendment to be duly executed as of the date first above written.

                                        GLOBAL CROSSING
                                           TELECOMMUNICATIONS, INC.


                                        By:
                                            -----------------------------------
                                             Name:
                                             Title:


                                        GLOBAL CROSSING LTD.


                                        By:
                                            -----------------------------------
                                             Name:
                                             Title:


                                        IPC ACQUISITION CORP.


                                        By:
                                            -----------------------------------
                                             Name:
                                             Title:


                                        IPC INFORMATION SYSTEMS, INC.


                                        By:
                                            -----------------------------------
                                             Name:
                                             Title:


                                        IPC INFORMATION SYSTEMS (AUSTRALIA)
                                          PTY. LTD.


                                        By:
                                            -----------------------------------
                                             Name:
                                             Title: